UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2006

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders.

On August 7, 2006, the Board of Directors of Pharmacyclics, Inc. (the "Registrant"), approved an amendment (the "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of February 15, 2002, by and between the Registrant and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent, to accelerate the final expiration date of the rights issued thereunder (the "Rights"), from the close of business on April 30, 2007, to the close of business on August 18, 2006.

Pursuant to the Rights Agreement, each share of the Registrant's common stock, par value $0.0001 per share, outstanding and subsequently issued has attached to it one Right representing the right to purchase one one-thousandth (1/1000) of a share of the Registrant's Series A Junior Participating Preferred Stock, par value $.0001 per share, under certain circumstances specified in the Rights Agreement. As a result of the Amendment, the Rights shall no longer be outstanding and are not exercisable after August 18, 2006.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	Amendment to the Amended and Restated Rights Agreement, dated as of August 7, 2006, by and between Pharmacyclics, Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.).
99.1	Press Release of Pharmacyclics, Inc. dated August 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 11, 2006

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED AUGUST 7, 2006
Exhibit	Description
4.1

Amendment to the Amended and Restated Rights Agreement, dated as of August 7, 2006, by and between Pharmacyclics, Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.).       PDF

99.1	Press Release of Pharmacyclics, Inc. dated August 11, 2006. PDF

         PDF    Also provided in PDF as a courtesy.